EXHIBIT 99.1

REGISTRANT'S APPLICATION FOR WAIVER OF
REQUIREMENTS OF FORM 20-F, ITEM 8.A.4

August 28, 2013

VIA EDGAR
Securities and Exchange Commission
Division of Corporation Finance
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:          Tasman Metals Ltd. Registration Statement on Form F-3
Application for Waiver of Requirements of Form 20-F, Item 8.A.4

Ladies and Gentlemen:

On behalf of our client, Tasman Metals Ltd., a company incorporated under the laws of British Columbia (the “Company”), and in connection with the filing of a shelf Registration Statement on Form F-3 (the “Registration Statement”) relating to the Company’s common shares, warrants and units, we hereby respectfully request that the Securities and Exchange Commission (the “Commission”) waive the requirement of Item 8.A.4 of Form 20-F, which states that in the case of a company’s initial public offering (“IPO”) the Registration Statement must contain audited financial statements of a date not older than 12 months from the date of the offering unless a waiver is obtained. See also Division of Corporation Finance, Financial Reporting Manual, Section 6220.3.

At the time of initial submission, the Registration Statement satisfies Item 8.A.4 of Form 20-F, which is applicable to the Registration Statement pursuant to Item 5(b)(2) of Form F-3, because the Registration Statement incorporates by reference the Company’s audited consolidated financial statements for the years ended August 31, 2012 and 2011 and unaudited consolidated financial statements for the nine months ended May 31, 2013 and 2012, in each case prepared in accordance international financial reporting standards (“IFRS”).  However, the Company anticipates filing at least one amendment after August 31, 2013, containing the same financial statements as those that are contained in the initial filing because its audited financial statements will not be available until late November 2013.

The Company is submitting this waiver request pursuant to Instruction 2 to Item 8.A.4 of Form 20-F, which provides that the Commission will waive the 12-month age of financial statements requirement “in cases where the company is able to represent adequately to us that it is not required to comply with this requirement in any other jurisdiction outside the United States and that complying with this requirement is impracticable or involves undue hardship.” See also the Staff’s 2004 release entitled International Reporting and Disclosure Issues in the Division of Corporation Finance (available on the Commission’s website at http://www.sec.gov/divisions/corpfin/internatl/cfirdissues1104.htm) at Section III.B.c, in which the Staff notes:

Securities and Exchange Commission
August 28, 2013

“the instruction indicates that the staff will waive the 12-month requirement where it is not applicable in the registrant’s other filing jurisdictions and is impracticable or involves undue hardship. As a result, we expect that the vast majority of IPOs will be subject only to the 15-month rule. The only times that we anticipate audited financial statements will be filed under the 12-month rule are when the registrant must comply with the rule in another jurisdiction, or when those audited financial statements are otherwise readily available.”

In connection with this request, we, as counsel to the Company, represent to the Commission that:

1.	The Company is currently a reporting company in British Columbia and Alberta, Canada.
2.	The Company is listed on the TSX Venture Exchange and the NYSE MKT.
3.
The Company is not required by any jurisdiction outside the United States to prepare, and has not prepared, financial statements audited under any generally accepted auditing standards for any interim period.

4.	Compliance with Item 8.A.4 is impracticable and involves undue hardship for the Company.
5.	The Company does not anticipate that its audited financial statements for the year ended August 31, 2013 will be available until late November 2013.
6.	In no event will the Company seek effectiveness of the Registration Statement if its audited financial statements are older than 15 months at the time of the offering.

We have filed this letter as an exhibit to the Registration Statement pursuant to Instruction 2 to Item 8.A.4 of Form 20-F.

Please do not hesitate to contact Craig Stoner or Fay Matsukage of Dill Dill Carr Stonbraker & Hutchings, P.C. at (303) 777-3737 if you have any questions regarding the foregoing or if we can provide any additional information.

Very truly yours

/s/ Dill Dill Carr Stonbraker & Hutchings, P.C.

Dill Dill Carr Stonbraker & Hutching, P.C.

cc:           Nick DeMare, Chief Financial Officer, Tasman Metals Ltd.